Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 4th Quarter and FY2012 Results

EXTON, PA - (Marketwire - July 30, 2012) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2012 fourth quarter ended April 30, 2012. Excluding the Trenton Operations, the remaining operation centers posted a slight EBITDA loss of approximately $58,000 compared to an EBITDA loss of $2.9 million for the same period in the prior year.  Similarly, for the year ended April 30, 2012, the remaining operations centers have generated an EBITDA profit of approximately $3.0 million compared to an EBITDA loss of $3.0 million during the same period a year ago.

The company experienced cost overruns on four projects at the Trenton Operations during this fiscal year. The most significant is a healthcare project that was awarded to WPCS for $14.5 million which will cost an estimated $20.5 million to complete. The company has accrued the total expected loss for this project in fiscal year 2012 and this project is close to completion. As a result, these projects caused the company to post a consolidated EBITDA loss for the fourth quarter of $7.6 million, compared to an EBITDA loss of $4.1 million for the same period in the prior year. For the year ended April 30, 2012, the company reported a consolidated EBITDA loss of $11.2 million, compared to an EBITDA loss of $5.9 million for the same period in the prior year.

For the fourth quarter, WPCS reported revenue of $20.2 million compared to $16.2 million for the same period a year ago. The increase in revenue is due to organic growth in all of our segments. In regards to the net loss for the fourth quarter ended April 30, 2012, WPCS reported a net loss of approximately $8.5 million or $1.23 per diluted share, as a result of the cost overruns incurred by the Trenton Operations, and a non-cash charge of $2.6 million related to additional valuation allowances recorded for deferred tax assets. The net loss for the fourth quarter ended April 30, 2012 compares to a net loss of $27.0 million or $3.89 per diluted share for the same period a year ago.

For the year ended April 30, 2012, WPCS reported revenue of $92.4 million compared to $84.1 million for the same period a year ago, which represents an increase of approximately 10% due to organic growth in all of our segments. For the year ended April 30, 2012, WPCS reported a net loss of approximately $20.5 million or $2.95 per diluted share which includes a non-cash charge of $9.3 million related to valuation allowances for deferred tax assets and a $1.8 million loss from discontinued operations. As a result of the losses incurred by the Trenton Operations in fiscal 2012, WPCS re-evaluated the realization of deferred tax assets in light of the change in our current financial performance and established a full valuation allowance on its U.S. Federal and state deferred tax assets. WPCS will continue to evaluate the realization of its deferred tax assets on a periodic basis and will likely recoup the allowance in future periods as the financial performance improves.  This compares to a net loss of $36.8 million or $5.30 per diluted share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS, commented, “I am pleased to mention that for the year ended April 30, 2012, excluding the Trenton Operations the remaining operations centers have generated an EBITDA profit of $3.0 million compared to a loss of $3.0 million during the same period a year ago. This represents a significant improvement. The last two fiscal years have been challenging due to the economic conditions and certain projects that experienced substantial cost overruns, however, we believe our future quarters look promising. The management team is working to strengthen the balance sheet and income statement so that we can target positive revenue and EBITDA results in fiscal 2013. In this regard, we completed the $5.5 million asset sales of our Hartford and Lakewood Operations, with the proceeds used to extinguish bank debt and for future working capital. Our bid activity of $87 million remains high at the end of our fourth quarter. Our commitment to quality workmanship and our special certifications in design-build engineering continue to give us a competitive advantage during this economic recovery. As evidenced in the press releases announcing new contracts, customers continue to seek bids from WPCS because of our outstanding reputation. At the end of the fourth quarter, WPCS continues to maintain a backlog of $23.6 million comprised of a variety of projects in the public services, healthcare and energy sectors. Our goal in the next few quarters is to convert more of our bids into backlog. The conversion of these bids to backlog and the effective management of projects through completion will give us the opportunity to increase our EBITDA performance and get back to positive earnings per share results in the future. Our financial performance will be generated by the three domestic operations centers in Seattle, Suisun City, and Trenton, as well as the international operations in Australia and China.  We are reiterating our guidance for the fiscal year ending April 30, 2013 of approximately $60 million in revenue and $1 million in EBITDA.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 800-875-3456 for calls within the U.S. or 302-607-2001 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH46147. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 800-355-2355 and entering 46147 # as the program identification number.

The press release references a financial measure, EBITDA that is not in accordance with GAAP.  WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges for the loss from discontinued operations and the strategic alternatives effort as well as non-cash charges from deferred tax asset valuation allowances, acquisition related earn-out costs and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the results for the continuing operations.  The company uses EBITDA to evaluate its operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. The company believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of the company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income or net income per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  Pursuant to the Requirements of Regulation G, WPCS has included a reconciliation of EBITDA to the most directly comparable GAAP financial measure

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.
___________________________________________________________________________________________

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	April 30,		April 30,
	2012	2011	2012	2011
		(Note 1)		(Note 1)
REVENUE	$20,206,855	$16,201,203	$92,423,686	$84,091,722

COSTS AND EXPENSES:
Cost of revenue	22,659,447	14,482,250	83,666,001	69,356,446
Selling, general and administrative expenses	5,159,211	5,957,360	19,962,272	21,276,902
Depreciation and amortization	565,144	359,681	2,258,080	2,223,376
Goodwill and intangible assets impairment	168,604	22,347,012	168,604	29,247,012
Change in fair value of acquisition-related contingent consideration	-	39,141	83,628	217,571

	28,552,406	43,185,444	106,138,585	122,321,307

OPERATING LOSS	(8,345,551)	(26,984,241)	(13,714,899)	(38,229,585)

OTHER EXPENSE (INCOME):
Interest expense	275,667	245,933	865,093	655,845
Interest income	-	(11,223)	(54,245)	(47,027)
Loss from continuing operations before income tax provision (benefit)	(8,621,218)	(27,218,951)	(14,525,747)	(38,838,403)
Income tax provision (benefit)	(458,442)	(4,789,958)	4,232,168	(6,437,430)

LOSS FROM CONTINUING OPERATIONS	(8,162,776)	(22,428,993)	(18,757,915)	(32,400,973)

Discontinued operations:
Loss from operations of discontinued operations, net of	(479,351)	(4,851,027)	(779,019)	(4,604,939)
tax of $479,351, ($1,557,935), $ 290,532, and ($1,501,000), respectively
Loss from disposal	(5,100)	-	(1,032,737)	-
Loss from discontinued operations, net of tax	(484,451)	(4,851,027)	(1,811,756)	(4,604,939)

CONSOLIDATED NET LOSS	(8,647,227)	(27,280,020)	(20,569,671)	(37,005,912)

Net loss attributable to noncontrolling interest	(118,400)	(250,532)	(21,840)	(174,491)

NET LOSS ATTRIBUTABLE TO WPCS	$(8,528,827)	$(27,029,488)	$(20,547,831)	$(36,831,421)

Basic and diluted net loss per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(1.16)	$(3.19)	$(2.69)	$(4.64)
Loss from discontinued operations attributable to WPCS	(0.07)	(0.70)	(0.26)	(0.66)
Basic and diluted net loss per common share attributable to WPCS	$(1.23)	$(3.89)	$(2.95)	$(5.30)

Basic and diluted weighted average number of common shares outstanding	6,954,766	6,954,766	6,954,766	6,954,766

(1) The prior year financial statements contain certain reclassifications to present discontinued operations.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
ASSETS	2012	2011

CURRENT ASSETS:

Cash and cash equivalents	$811,283	$4,879,106
Accounts receivable, net of allowance of $1,794,729 and $1,662,168 at April 30, 2012 and 2011, respectively	22,343,304	22,474,024
Costs and estimated earnings in excess of billings on uncompleted contracts	1,340,379	4,669,012
Inventory	1,475,266	1,972,905
Prepaid expenses and other current assets	2,142,191	1,413,151
Prepaid income taxes	137,279	173,700
Income taxes receivable	-	1,166,225
Deferred tax assets	307,550	2,621,329
Total current assets	28,557,252	39,369,452

PROPERTY AND EQUIPMENT, net	4,309,450	6,035,353

OTHER INTANGIBLE ASSETS, net	382,852	803,171

GOODWILL	1,930,826	2,044,856

DEFERRED TAX ASSETS	243,999	2,675,511

OTHER ASSETS	371,020	134,654

Total assets	$35,795,399	$51,062,997

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	April 30,	April 30,
	2012	2011

CURRENT LIABILITIES:

Current portion of loans payable	$143,514	$35,724
Income taxes payable	194,963	-
Borrowings under line of credit	4,964,140	7,000,000
Current portion of capital lease obligations	15,465	54,496
Accounts payable and accrued expenses	16,669,621	10,249,503
Billings in excess of costs and estimated earnings on uncompleted contracts	3,594,193	2,039,117
Deferred revenue	790,270	792,414
Due joint venture partner	3,314,708	3,415,641
Acquisition-related contingent consideration	-	1,008,200
Total current liabilities	29,686,874	24,595,095

Loans payable, net of current portion	223,561	10,554
Capital lease obligations, net of current portion	-	15,465
Total liabilities	29,910,435	24,621,114

COMMITMENTS AND CONTINGENCIES

EQUITY: WPCS equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766
shares issued and outstanding at April 30, 2012 and 2011	695	695
Additional paid-in capital	50,477,543	50,433,626
Accumulated deficit	(47,143,662)	(26,595,831)
Accumulated other comprehensive income on foreign currency translation, net of
tax effects of $0 and $185,060 at April 30, 2012 and April 30, 2011, respectively	1,433,066	1,564,965

Total WPCS equity	4,767,642	25,403,455

Noncontrolling interest	1,117,322	1,038,428

Total equity	5,884,964	26,441,883

Total liabilities and equity	$35,795,399	$51,062,997

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA:

WPCS INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	April 30,		April 30,
	2012	2011	2012	2011

NET LOSS ATTRIBUTABLE TO WPCS, GAAP	$(8,528,827)	$(27,029,488)	$(20,547,831)	$(36,831,421)

Plus:
Net loss attributable to noncontrolling interest	(118,400)	(250,532)	(21,840)	(174,491)
Loss from discontinued operations, net of tax	479,351	4,851,027	779,019	4,604,939
Loss from disposal of discontinued operations	5,100	-	1,032,737	-
Income tax provision (benefit)	(458,442)	(4,789,958)	4,232,168	(6,437,430)
Interest expense	275,667	245,933	865,093	655,845
Interest income	-	(11,223)	(54,245)	(47,027)
Change in fair value of acquisition-related contingent consideration	-	39,141	83,628	217,571
Goodwill and intangible assets impairment	168,604	22,347,012	168,604	29,247,012
One time strategic costs	13,402	143,771	(45,346)	624,341
Depreciation and amortization	565,144	359,681	2,258,080	2,223,376

Consolidated EBITDA, Non-GAAP	$(7,598,401)	$(4,094,636)	$(11,249,933)	$(5,917,285)
Plus:
Operating loss (gain), Trenton operations center	6,722,102	412,291	11,217,739	(287,809)
Corporate operating expenses	817,985	792,934	3,011,200	3,251,993

EBITDA of Performing Operation Centers, Non-GAAP	$(58,314)	$(2,889,411)	$2,979,006	$(2,953,101)